EXHIBIT 32.1
Certification of Chief Executive Officer of Concho Resources Inc.
(Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
In connection with the quarterly report of Concho Resources Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Timothy A. Leach, Chairman of the Board of Directors and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 27, 2020	/s/ Timothy A. Leach

Timothy A. Leach
Chairman of the Board of Directors and Chief Executive Officer
(Principal Executive Officer)